Exhibit 10.15

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into and is effective as of June 25, 2013 (the “Effective Date”), by and between KYNGSTONE LIMITED, a company registered in England (“Consultant”), and Heart Test Laboratories Inc, a Texas Corporation (“HTL”).

RECITALS

WHEREAS, HTL desires to retain Consultant to perform certain consulting functions with respect to the business and operations of HTL.

NOW, THEREFORE, in consideration of the premises and the covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HTL and Consultant hereby agree as follows:

ARTICLE 1

ENGAGEMENT OF MANAGER

Section 1.1. Engagement of Consultant. Subject to the terms and conditions set forth in this Agreement, HTL hereby engages Consultant to perform the Services, and Consultant accepts such engagement and agrees to perform the Services for HTL in accordance with the terms and conditions hereof.

ARTICLE 2

TERM

Section 2.1. Term. The term (the “Term”) of this Agreement shall commence on the Effective Date and shall terminate in accordance with Section 2.2.

Section 2.2. Termination. This Agreement may be terminated (a) by either HTL or Consultant upon sixty (60) days written notice to the other party, or (b) by mutual agreement of HTL and Consultant. In the event of termination the provisions of section 4 shall remain fully in force and effective in relation to any actions or duties prior to the termination date.

ARTICLE 3

DUTIES AND FEES OF CONSULTANT

Section 3.1. Duties of Consultant. From and after the Effective Date the Consultant shall assist and advise on any and all business, commercial, financial and other matters relating to HTL, as reasonably requested or required by HTL and is duly authorized to represent HTL in connection with the performance of such as appropriate (the “Services”). At no time shall any of the Services performed by Kyngstone or its representative(s) (“Representative”) constitute or form statutory duties or responsibilities as an officer and/or director of HTL and the Services shall be subject to the ultimate authority of the board of HTL.

Section 3.2. Fees of Consultant. Fee arrangements shall be agreed by separate arrangement as appropriate. The Consultant acknowledges that as at the Effective Date, HTL is not in a financial position to pay fees and that fees can only be agreed if and when HTL has adequate financial resources.

Section 3.2. Expenses. HTL shall reimburse the Consultant for bona fide expenses incurred in connection with HTL.

ARTICLE 4

EXONERATION; INDEMNIFICATION

Section 4.1. Exoneration. The doing of any act or the failure to do any act by Consultant, the effect of which may cause or result in loss or damage to HTL, shall not subject Consultant to any liability to HTL.

Section 4.2. Indemnification. HTL shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Consultant from and against any and all claims, actions, damages, expenses (including reasonable attorneys’ fees and expenses incurred before trial or at trial or appellate levels), losses, payments, or liabilities claimed or asserted against Consultant arising as a result of or in any way connected with HTL.

Section 4.3. Separate Responsibilities. The Parties acknowledge that if a Representative is also an officer and/or director of HTL he may have separate statutory duties and responsibilities as an officer and/or director of HTL which are personal to the Representative and do not form part of, or are additional to, the Services (“Personal Director Duties”). To the extent, and only to the extent, that a Representative has Personal Director Duties then the provisions of this Agreement shall not apply. For the avoidance of doubt, if Services are performed in relation to a business, commercial, financial or other matter relating to HTL (“Business Matter”) and the Representative is also required to undertake Personal Director Duties in relation to the Business Matter then this Agreement shall apply in connection to the Services performed but not the Personal Director Duties.

ARTICLE 5

MISCELLANEOUS

Section 5.1. Counterparts; Effective Date. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be effective as of the Effective Date.

Section 5.2. Other Business of Consultant. It is expressly understood and agreed that nothing herein contained shall be construed to prevent or prohibit Consultant from providing the same or similar services with respect to projects of any type or in any location. The Consultant, may at any time engage or participate independently or with others in other business ventures of every nature and description, including business ventures pertaining to any aspect of HTL’s business. Nothing in this Agreement shall be deemed to prohibit dealing, or otherwise engaging in business, with persons transacting business with HTL or from providing services relating to the business of HTL and receiving compensation therefore. HTL shall not have any right by virtue of this Agreement or agency relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of HTL, shall not be deemed in violation of this Agreement or Consultant’s obligations, or otherwise wrongful or improper. Consultant shall not be obligated to present any particular investment or business opportunity to HTL or any of the members even if such opportunity is of a character which, if presented to HTL to be taken advantage of by HTL and each of them shall have the right to take for its own account or to recommend to others any such particular investment opportunity.

Section 5.3. Waiver. The waiver of any breach of any terms or conditions hereof shall not be deemed a waiver of any other subsequent breach, whether of like or different nature.

Section 5.4. Severability. If any term or provision of this Agreement or the performance thereof shall to any extent be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 5.5. Amendment. No modification or amendment of this Agreement shall be valid unless in writing, executed by both parties hereto.

Section 5.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales in the United Kingdom.

Section 5.7. Entire Agreement. This Agreement and all exhibits and schedules hereto constitutes the entire Agreement between the parties pertaining to the subject matter contained herein and supersedes all prior agreements, arrangements, understandings, representations, warranties, commitments and communications (oral or written) related to the subject matter hereof. The parties make no representation or warranties except as set forth in this Agreement. By execution of this Agreement, each of the parties represents and warrants that it has relied on no oral or written statements, promises, inducements, representations or warranties to enter into this Agreement except for those expressly set forth herein, and that inclusion of this provision evidences the intent of the parties that no parole evidence shall be admissible to alter or vary the terms of this Agreement.

[Remainder of this page intentionally left blank; signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CONSULTANT:

KYNGSTONE LIMITED,
a company registered in England

By:	/s/ Andrew Simpson
Name:	Andrew Simpson
Title:	Director

HTL:

HEART TEST LABORATORIES INC
a Texas Corporation

By:	/s/ Mark Hilz
Name:	Mark T. Hilz
Title:	CEO

S-1